SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                     Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported):  June 14, 1995



                         U.S.B. HOLDING CO., INC.
            (Exact name of registrant as specified in its charter)


DELAWARE                     1-5027                        36-3197969
(State or other
 jurisdiction              (Commission File               (IRS Employer
 of incorporation)          Number)                       Identification No.)



100 Dutch Hill Road, Orangeburg, N.Y.                      10962
(Address of principal executive offices)                 (Zip Code)


               (Registrant's telephone number, including area code):
                                (914)-365-4600













ITEM 2.  Acquisition or Disposition of Assets

On June 14, 1995, U.S.B. Holding Co., Inc. issued a press release announcing that a tentative agreement had been reached for the sale of the deposits of its wholly-owned subsidiary, Royal Oak Savings Bank, F.S.B. A copy of the press release is filed as Exhibit 99 hereto. The premium to be paid for such deposits will be 8-1/2% of deposits transferred, plus accrued interest thereon, as part of the settlement date.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)  Exhibits.  The following exhibit is filed as part of this
                    Current Report on Form 8-K:

        Description                                          Exhibit_No.
Press Release of U.S.B. Holding		                               99
Co., Inc.  issued June 14, 1995































                             			SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

			                      U.S.B. HOLDING CO., INC.



                  By:  _________________________________
                            Steven T. Sabatini
                       Executive Vice President, Finance
                          and Chief Financial Officer

Date: June 26, 1995




























                                EXHIBIT INDEX



Exhibit No.	              Description                  Sequential Page No.

 99                       Press Release of U.S.B.             5
		                        Holding Co., Inc. issued
		                        June 14, 1995






































FOR IMMEDIATE RELEASE TO THE PRESS


FOR IMMEDIATE RELEASE

JUNE 14, 1995				CONTACT:  	Steven T. Sabatini
                  							  	Executive Vice President
						                     	(914)-365-4615


U.S.B. HOLDING CO., INC. ANNOUNCES SALE OF ITS
MARYLAND SUBSIDIARY BANK




Orangeburg, N.Y. - USB Holding Co., Inc., parent company of
Rockland/Westchester based Union State Bank has reached a tentative agreement for the sale of the deposits of their Maryland subsidiary bank to the Taneytown Bank & Trust Co. of Tanneytown, MD, Thomas E. Hales, Chairman of the Board announced today. Deposits at these two locations total $39 million.

The Royal Oak Savings Bank of Randallstown, MD was formed by the merger of two former Maryland banks in 1991 by USB Holding Co., Inc.
Royal Oak's offices are located in Randallstown and Eldersburg, MD.
Pending review and approval by various government agencies, the transaction is expected to be completed by year end 1995.

Mr. Hales commented that although the Maryland franchise had been profitable from the first year of its chartering, the profits resulting from its sale would best be served in supporting other initiatives being entertained by the Holding Company and its primary subsidiary Union State Bank.